e.l.f. Beauty Announces Definitive Agreement to Acquire rhode in $1 Billion Deal
Fast-growing beauty brand founded by Hailey Bieber will further diversify e.l.f. Beauty’s portfolio of brands that disrupt norms, shape culture and connect communities

OAKLAND, California, May 28, 2025 — e.l.f. Beauty (NYSE: ELF) signed a definitive agreement to acquire rhode, a fast-growing, multi-category lifestyle beauty brand founded by Hailey Bieber known for its collection of high-performance, skin-focused products. This powerhouse alliance between e.l.f. Beauty and rhode is built on both brands' shared focus on disruption and product innovation, setting the stage for transformative global expansion.

The $1 billion deal is comprised of $800 million of consideration payable at closing in a combination of cash and stock, subject to customary adjustments, and an additional potential earnout consideration of $200 million based on the future growth of the brand over a three-year timeframe.
“e.l.f. Beauty found a like-minded disruptor in rhode,” said e.l.f. Chairman and CEO Tarang Amin. “rhode further diversifies our portfolio with a fast-growing brand that makes the best of prestige accessible. We are excited by rhode’s ability to break beauty barriers, fully aligning with e.l.f. Beauty’s vision to create a different kind of company. rhode is a beautiful brand that we believe is ready for rocketship growth.”

Bieber set out to create a brand centered around her skin care philosophy of “one of everything really good.” rhode’s multitasking and efficacious products, made with innovative ingredients for visible results, seek “to glaze your skin with goodness.”

rhode has quickly established itself as a disruptor in content, commerce and community, building a robust direct-to-consumer business. The brand has seen incredible growth, more than doubling its consumer base over the past year and driving a total of $212 million in net sales in the 12 months ended March 31, 2025. rhode’s products are currently available on rhodeskin.com, with plans to launch its first physical in-store partnership with retailer Sephora throughout North America and the U.K. before the end of the year.

Bieber will continue her role as Founder and additionally serve as rhode’s Chief Creative Officer and Head of Innovation, overseeing creative, product innovation and marketing. She will also act as a Strategic Advisor to the combined companies. A defining voice in beauty, Bieber stands out as a cultural tastemaker and top beauty influencer. Her influence, paired with the brand’s innovative marketing strategy and team, fueled rhode to be the No. 1 skin care brand in Earned Media Value in 2024, representing 367% year over year EMV growth.

“We can’t wait to bring rhode to more faces, places, and spaces. From day one, my vision for rhode has been to make essential skin care and hybrid makeup you can use every day,” said Bieber. “Just three years into this journey, our partnership with e.l.f. Beauty marks an incredible opportunity to elevate and accelerate our ability to reach more of our community with even more innovative products and widen our distribution globally. As I continue as Founder and step into an expanded role of Chief Creative Officer and Head of Innovation, I look forward to leading the brand into this exciting new chapter of possibilities alongside my Co-Founders Michael D. Ratner and Lauren Ratner, who have helped bring my vision to life from the start.”

With the team since Bieber’s inception of rhode, Co-Founder Michael D. Ratner has guided rhode since its formation and has run the board as Co-Executive Chairman, while Co-Founder Lauren Ratner architected the brand and currently serves as President and Chief Brand Officer. The founders with CEO Nick Vlahos will continue to lead the brand out of its Los Angeles, California, office, nurturing its entrepreneurial spirit and maintaining the brand’s passionate team of employees.

e.l.f. Beauty has taken a disciplined approach in pursuing strategic extensions that leverage the company’s strengths and has continued to thoughtfully diversify its business. e.l.f. Cosmetics founded in 2004 to democratize access to the best of beauty for every eye, lip and face, is the No. 1 brand in units across U.S. cosmetics and No. 2 in dollar share1. Five years ago, the company launched e.l.f. SKIN as its own brand to accelerate its potential in skin care. The acquisition of Naturium in 2023 then doubled the company’s skin care presence. The agreement to acquire rhode marks further diversification of e.l.f. Beauty’s business into the prestige beauty channel and into newer retail partners, like Sephora, the world’s leading global prestige retailer.

Transaction Details

Under the terms of the definitive agreement, e.l.f. Beauty has agreed to acquire rhode for $800 million at closing, comprised of $600 million of cash and $200 million, or approximately 2.6 million shares, of newly issued shares of e.l.f. Beauty common stock issued to existing equity holders of rhode, subject to certain customary purchase price adjustments. The transaction also includes an additional potential earnout consideration of $200 million based on the future growth of the brand over a three-year post-closing period. The purchase price at closing represents approximately 3.8x LTM net sales of $212 million on March 31, 2025.

The cash consideration consists of fully committed debt financing of $600 million. A portion of the shares issued in the transaction to the founders and certain key employees are subject to lock-up agreements and will be released from the lock-up over a one-year period.

The definitive agreement has been approved by the e.l.f. Beauty Board of Directors. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second quarter of Fiscal 2026.

Advisors

Latham & Watkins LLP is serving as e.l.f. Beauty’s legal advisor. J.P. Morgan Securities LLC and Moelis & Company LLC are serving as financial advisors to rhode, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as rhode’s legal advisor. Bieber’s legal advisors are Cravath, Swaine & Moore LLP.
1 Nielsen xAOC latest 52 weeks ending March 22, 2025.

Fourth Quarter and Full Year Fiscal 2025 Earnings Webcast

The Company today issued a separate press release reporting its fourth quarter and full year Fiscal 2025 financial results. Management will hold a webcast today, May 28, 2025, at 4:30 p.m. Eastern Time to discuss the company’s financial results as well as today’s acquisition announcement. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty

e.l.f. Beauty (NYSE: ELF) is fueled by a belief that anything is e.l.f.ing possible. We are a different kind of company that disrupts norms, shapes culture and connects communities, committed to positivity, inclusivity and accessibility. Our mission is clear: to make the best of beauty accessible to every eye, lip and face. Our brands, e.l.f. Cosmetics, e.l.f. SKIN, Keys Soulcare, Well People and NATURIUM are led by purpose, driven by results and elevated by our superpowers. e.l.f. Beauty offers e.l.f. clean and vegan products, all double-certified by Leaping Bunny and PETA as cruelty free and we proudly stand as the first beauty company with Fair Trade Certified™ facilities. A kind heart is at the center of our ethos: We donate 2% of net profits to organizations that make positive impacts.

Learn more at elfbeauty.com

About rhode
rhode is a collection of curated skincare and hybrid makeup essentials with efficacious, intentional formulas that hydrate and nourish the skin barrier. Launched by Bieber in 2022, rhode was born from a need for high-performance, skincare essentials you can use every day. After years of working as a fashion model with the best makeup artists and skincare experts, Bieber noticed a gap in the industry and created a simplified product lineup that wasn’t based on trends, overly expensive ingredients, or a 15-minute routine. rhode’s formulas are developed with all skin types in mind, purposeful ingredients at efficacious levels, and backed by a team of skin care experts, from top cosmetics chemists, dermatologists and makeup artists, to leading voices in the skincare industry. Beyond its product, rhode brings the brand to life in new and immersive ways, creating a world of rhode through high-impact campaigns, innovative IRL activations and close community engagement.

Learn more at rhodeskin.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements regarding the performance of the combined business. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire rhode; the possibility that various closing conditions for the acquisition may not be satisfied or waived; the possibility of a failure to obtain, delays in obtaining or adverse conditions contained in regulatory or other required approvals; the failure of the acquisition to close for any other reason; the amount of fees and expenses related to the acquisition; the ability to achieve projected financial results; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

e.l.f. Beauty Investor Relations
KC Katten
kkatten@elfbeauty.com

e.l.f. Beauty Corporate Communications
Samantha Critchell
scritchell@elfbeauty.com

rhode
Lena Griffin, Derris
lena@derris.com